                                                                     EXHIBIT 5.1


                            B A S S,  B E R R Y  &  S I M S    P L C
                            A PROFESSIONAL LIMITED LIABILITY COMPANY
                                        ATTORNEYS AT LAW

    KNOXVILLE OFFICE:              THE TOWER AT PEABODY PLACE             NASHVILLE OFFICE:
   1700 RIVERVIEW TOWER          100 PEABODY PLACE,  SUITE 950        2700 FIRST AMERICAN CENTER
 KNOXVILLE, TN 37901-1509        MEMPHIS, TENNESSEE 38103-2625         NASHVILLE, TN 37238-2700
      (423) 521-6200                    (901) 543-5900                      (615) 742-6200
                                       www.bassberry.com



                                 March 7, 2001



The Board of Directors of
National Commerce Bancorporation
One Commerce Square
Memphis, TN 38150

     RE:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to National Commerce Bancorporation, a Tennessee corporation ("NCBC"), in connection with the preparation and filing of the Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") and relating to the registration of 1,700,000 shares of common stock, par value $2.00 per share, of NCBC (the "Common Stock"). The Common Stock was issued by NCBC to the holders (the "Selling Stockholders") of all of the issued and outstanding shares of common stock of FMT Holding Company ("FMHC") pursuant to the terms and conditions of an Agreement and Plan of Reorganization dated as of May 31, 2000 by and between NCBC and FMHC.

     In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of NCBC, such agreements and instruments, such certificates of public officials, officers of NCBC and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

     As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties as to factual matters contained in certificates and statements of officers of NCBC and certain public officials. Except to the extent expressly set forth herein, we have made no

The Board of Directors of
National Commerce Bancorporation
March 7, 2001
Page 2


independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Common Stock is legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to any related registration statement subsequently filed by NCBC pursuant to Rule 462(b) promulgated under the Act, and to the use of our name under the heading "Legal Opinions" in any prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


     This opinion letter is being furnished by us to NCBC and the Commission for the benefit of NCBC and the Commission in connection with the Registration Statement. This opinion letter may also be relied on by any potential purchaser of the Common Stock being registered by the Registration Statement. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.


                                    Sincerely,

                                    /s/ BASS, BERRY & SIMS PLC